Exhibit EX-99.2a(1)
                            CERTIFICATE OF FORMATION

                                       OF

                          GAM AVALON MULTI-EUROPE, LLC

     The undersigned, an authorized natural person, for the purpose of forming a limited liability company under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplementary thereto, and known, identified and referred to as the "Delaware Limited Liability Company Act"), hereby certifies that:

          FIRST: The name of the limited liability company (hereinafter called the "Company") is GAM Avalon Multi-Europe, LLC.

          SECOND: The registered office of the Company in the State of Delaware is located at 2711 Centerville Road, Suite 400 in the City of Wilmington, County of New Castle. The name of the registered agent of the Company at such address is Corporation Service Company.


     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of January 11, 2002.




                                            /s/ Joseph J. Allessie
                                            -----------------------------------
                                            Joseph J. Allessie
                                            Authorized Person








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                            CERTIFICATE OF CONVERSION

                                       of

                          GAM AVALON MULTI-EUROPE, L.P.

                                      into

                          GAM AVALON MULTI-EUROPE, LLC


                   Pursuant to Section 18 - 214 of the Limited
                 Liability Company Act of the State of Delaware


     GAM Avalon Multi-Europe, L.P., a Delaware limited partnership, in order to convert itself into a Delaware limited liability company, does hereby certify as follows:

     FIRST: GAM Avalon Multi-Europe, L.P. was formed as a limited partnership in the State of Delaware pursuant to a Certificate of Limited Partnership filed on August 22, 2000.

     SECOND: The name of the limited partnership immediately prior to such conversion is GAM Avalon Multi-Europe, L.P.

     THIRD: The name of the limited liability company immediately after such conversion shall be GAM Avalon Multi-Europe, LLC.

     FOURTH:   The  conversion  shall  become  effective  upon  filing  of  this
Certificate with the Secretary of State of Delaware.


     IN  WITNESS  WHEREOF,  GAM  Avalon  Multi-Europe,   L.P.,  has  caused  the
Certificate of Conversion to be executed in its name this 11th day of January, 2002.





                                               GAM AVALON MULTI-EUROPE, L.P.

                                         By:  Global Asset Management (USA) Inc.
                                               General Partner

                                          By: /s/ Joseph J. Allessie
                                          -------------------------------
                                          Name:   Joseph J. Allessie
                                          Title:     Secretary